INCORPORATED UNDER THE LAWS OF

- 001 - DELAWARE 1,000,000

LSB INDUSTRIES, INC.

The shares represented by this Certificate are subject to certain restrictions as described on the reverse side of this Certificate.

No Par Value

THIS CERTIFIES THAT SBL Corporation is the owner of

One Million Shares of a Series of Class C Preferred Stock each of the Capital Stock of

LSB Industries, Inc. designated as Series D 6% Cumulative, Convertible Class C Preferred Stock

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the

Corporation this 18th October 2001

___________________________________ ___________________________________

_____ Secretary _____ President

SHARES 1,000,000 ; EACH

NEITHER THIS PREFERRED STOCK NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ASECURITIES ACT@) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PREFERRED STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF LSB INDUSTRIES, INC. AND AN OPINION OF LSB INDUSTRIES, INC.'S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

LSB INDUSTRIES, INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.